SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 16, 2002



                            SUPERIOR FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)




       Delaware                   0-25239                  51-0379417
(State of Incorporation)    (Commission File No.)     (IRS Employer I.D. No.)









     16101 LaGrande Drive, Suite 103
     Little Rock, Arkansas                                 72223
 (Address of Principal Executive Office)                 (Zip code)




        Registrant's telephone number, including area code: 501-324-7282



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Item 9. Regulation FD Disclosure

The Registrant hereby furnishes on the attached Exhibit 99.1, as Regulation F-D Disclosure, its announcement to investors of the Board of Directors' decision to declare a quarterly cash dividend of $0.125 per share.


    Exhibit No.      Document Description

       99.1          Superior Financial Corp. Announces 25% Increase in Dividend






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




SUPERIOR FINANCIAL CORP.
------------------------
    (Registrant)



Date:  December 16, 2002                            /s/ Rick D. Gardner
                                                    ---------------------------
                                                    Rick D. Gardner
                                                    Chief Financial Officer



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                                                                   Exhibit 99.1



     Superior Financial Corp. Announces 25% Increase in Dividend

    LITTLE ROCK, Ark.--(BUSINESS WIRE)--Dec. 16, 2002--Superior Financial Corp. (NASDAQ: SUFI), announced today that its Board of Directors has approved a cash dividend equal to $0.125 per share, a 25% increase over the quarter ended September 30, 2002. The dividend is payable on January 22, 2003 to all stockholders of record as of the close of business on December 31, 2002. The dividend, on an annualized basis, equates to $0.50 per share of common stock.
    Superior Financial Corp. is the holding company of Superior Bank. Superior Bank is a $1.7 billion federal savings bank operating 60 full service branch and loan production offices in Arkansas and Oklahoma. The bank has three active subsidiaries - Superior Financial Services, Inc., providing discount brokerage and full service investment advisory services, Southwest Protective Life Insurance Company and Superior Finance Company, a consumer finance operation. Superior Financial Corp. stock is traded on the NASDAQ National Market under the symbol SUFI.
    Pursuant to the Safe Harbor provisions of Private Securities Litigation Reform Act of 1995, the reader is cautioned that this announcement contains "forward looking statements" regarding Superior's future performance which are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.


    CONTACT: Superior Financial Corp., Little Rock
             Rick D. Gardner, CFO, 501/324-7253
             Web Site: www.superiorfinancialcorp.com